UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 22, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road,
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2024, David R. Brickman, Senior Vice President, General Counsel and Secretary of Sonida Senior Living, Inc. (the “Company”), informed the Company that he is resigning to pursue other opportunities, effective as of December 31, 2024. To succeed Mr. Brickman, the Company has appointed Tabitha T. Bailey as the Company’s Senior Vice President and Chief Legal Officer, effective January 1, 2025. For more information about Ms. Bailey, please refer to the Company’s press release referenced below.

In connection with Mr. Brickman’s resignation, the Company and Mr. Brickman have entered into a Separation and Consulting Agreement, dated as of October 22, 2024 (the “Agreement”). Pursuant to the Agreement, Mr. Brickman will receive a separation allowance equal to two times the sum of Mr. Brickman’s base salary and annual bonus paid in the past twelve months, which will be payable in equal installments over a two-year period. The Company will also pay Mr. Brickman his accrued but unpaid time off and any annual incentive bonus for the 2024 calendar year in the amount that Mr. Brickman would have received had Mr. Brickman continued his employment with the Company through the date of payment of any such bonus. In addition, the Company and Mr. Brickman have mutually agreed that he will continue to serve as the Company’s Senior Vice President, General Counsel and Secretary until December 31, 2024. Thereafter, to assist with the transition of his role, the Company and Mr. Brickman will enter into a consulting agreement pursuant to which Mr. Brickman will perform consulting services for the Company for the period beginning on January 1, 2025 and ending on June 30, 2025 (subject to extension upon the mutual written agreement between the Company and Mr. Brickman). The Company will pay Mr. Brickman a consulting fee of $20,000 per month as consideration for such consulting services. Mr. Brickman’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Agreement also references and contains certain covenants of Mr. Brickman regarding non-competition, non-solicitation of Company employees and customers, confidentiality and use of certain information, non-disparagement, and a release of claims in connection with his employment.

On October 28, 2024, the Company issued a press release announcing the appointment of Ms. Bailey as the Company’s Senior Vice President and Chief Legal Officer and Mr. Brickman’s resignation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 28, 2024

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024	Sonida Senior Living, Inc.

	By:	/s/ Brandon M. Ribar
	Name:	Brandon M. Ribar
	Title:	President and Chief Executive Officer